                            SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C.  20549


                                      FORM 8-K/A


                      Current Report Pursuant to Section 13 or 15(d) of
                                  The Securities Act of 1934


           Date of Report (Date of earliest event reported)  January 4, 1994


                                    Jordan Industries, Inc.
                  (Exact name of registrant as specified in its charter)


              Illinois                  33-24317               36-3598114
            (State or other            (Commission           (I.R.S. Employer
            Jurisdiction)               File Number)        Identification No.)



       ArborLake Centre, Suite 550
       1751 Lake Cook Road, Deerfield, IL               60015
    (Address of principal executive offices)           (Zip Code)


    Registrant's telephone number, including area code  (708) 945-5591

Item 2.  Acquisition or Disposition of Assets ($ in thousands)

The following section amends, in its entirety, Item 2 of Form 8-K previously filed on June 3, 1994.

On January 4, 1994, Jordan Industries, Inc. ("The Company"), through its newly-formed wholly-owned subsidiary, J2, Inc., bought substantially all of the net assets of Valmark Industries, Inc. ("Valmark"), a manufacturer of membrane switches, graphic panel overlays, labels, and bar codes.

The purchase price of $18,016, including costs incurred directly related to the transaction, was allocated to working capital of $2,105, property, plant and equipment of $1,358, non-compete agreements of $1,500, other assets of $58, and the assumption of a long-term capital lease obligation of $4 and resulted in an excess purchase price over net identifiable assets of $12,999. The acquisition was financed with the issuance of a $4,000 Subordinated Note to a former shareholder, and cash.

On May 20, 1994, the Company, through its wholly-owned subsidiary, J2, Inc., bought all of the common stock of Pamco Printed Tape and Label Co., Inc. ("Pamco"), a manufacturer of printed labels.

The purchase price of $25,500, including costs incurred directly related to the transaction, was allocated to working capital of $2,237, property, plant and equipment of $2,690, non-compete agreements of $1,000, and the assumption of a mortgage note of $731 and resulted in an excess purchase price over net identifiable assets of $20,304. The acquisition was financed with the issuance of a $4,000 Subordinated Note to a former shareholder, and cash.

Item 7.  Financial Statements and Exhibits

The following sections (a) and (b) amend, in their entirety, sections (a) and
(b) of Item 7 of Form 8-K previously filed on June 3, 1994.

(a)   Financial Statements

See Exhibits 28(a) - 28(b) of Item 7(c).

(b)   Pro Forma Financial Information

The following unaudited pro forma condensed consolidated statements of operations are based on the historical statements of operations of the Company, adjusted to give effect to the following transactions: (a) the acquisitions in 1994 of Valmark Industries, Inc. ("Valmark"), and Pamco Printed Tape and Label Company, Inc. ("Pamco"), and (b) certain recurring administrative costs and taxes of the Company, and the depreciation of the preliminary purchase price allocated to the fair value of net assets acquired. The Valmark acquisition is described in the Company's Annual Report on Form 10-K for the year ended December 31, 1993, filed March 30, 1994, and on Form 10-Q for the three months ended March 31, 1994, filed May 13, 1994. The pro forma condensed consolidated statements of operations for the year ended December 31, 1993 and for the three months ended March 31, 1994 were derived from the audited historical statements of operations for the year ended December 31, 1993 and the unaudited historical statement of operations for the three months ended March 31, 1994, adjusted to give effect to such transactions as if they occurred as of the beginning of each period.

The pro forma adjustments included in the pro forma condensed consolidated statements of operations are based upon available information and certain assumptions that management believes are reasonable. With respect to the pro forma acquisition adjustments described in the notes accompanying the pro forma condensed consolidated statement of operations, the allocation of the purchase price of Valmark and Pamco is preliminary and subject to final determination by the Company's management. The unaudited pro forma condensed consolidated statement of operations do not purport to represent what the Company's results of operations would actually have been had the transactions in fact occurred as of the beginning of each period presented. In addition, the unaudited pro forma condensed consolidated statements of operations do not purport to project the Company's results of operations for any future date or period.

The pro forma condensed consolidated statements of operations should be read in connection with the Company's audited consolidated financial statements which are included in the Company's Annual Report filed on Form 10-K for the year ended December 31, 1993 and the Company's unaudited interim condensed consolidated financial statements included in the Company's Form 10-Q for the quarter ended March 31, 1994.

                                JORDAN INDUSTRIES, INC.
                              UNAUDITED PRO FORMA CONDENSED
                               CONSOLIDATED BALANCE SHEET
                                    AT MARCH 31, 1994
                                     ($ in millions)

                                                      Pro Forma    Pro
                                          Historical Adjustments  Forma
                                          ---------- -----------  ------
ASSETS

Current assets:
  Cash and cash equivalents              $ 31.2       $(20.9)     $10.3
Accounts receivable, net                   44.9          1.6       46.5
Inventories                                69.2           .7       69.9
Prepaid expenses and other
 current assets                             7.0           .1        7.1
                                         -------      --------    -------
         Total Current Assets             152.3        (18.5)     133.8

Property, plant and equipment, net         59.6          2.7       62.3
Note receivable from affiliate              8.3           -         8.3
Goodwill, net                              69.6         20.8       90.4
Other assets                               36.0          1.0       37.0
                                         -------      --------   --------
     Total Assets                        $325.8       $  6.0     $331.8
                                         =======      ========   ========

LIABILITIES AND NET CAPITAL DEFICIENCY

Current liabilities:
Accounts payable                         $ 27.3       $   .4     $ 27.7
Accrued liabilities                        16.7           .3       17.0
Advance deposits                            4.8           .6        5.4
Current portion of long-term debt           1.8           -         1.8
                                         -------      -------    -------
     Total Current Liabilities             50.6          1.3       51.9

Long-term debt                            363.8          4.7      368.5
Other non-current liabilities               2.6           -         2.6
Deferred income taxes                       3.4           -         3.4
Minority interest                            .9           -          .9
Net capital deficiency                    (95.5)          -       (95.5)
                                         -------      -------    --------
      Total Liabilities and Net
      Capital Deficiency                 $325.8       $  6.0     $331.8
                                       =========     ========    ========

                               JORDAN INDUSTRIES, INC.
                            UNAUDITED PRO FORMA CONDENSED
                         CONSOLIDATED STATEMENT OF OPERATIONS
                         FOR THE YEAR ENDED DECEMBER 31, 1993
                                  ($ in millions)

                                                   Pro Forma      Pro
                                    Historical    Adjustments    Forma
                                    ----------    -----------    -----

Net sales                             $358.6         $29.1       $387.7
Cost of sales (excluding
 depreciation)                         221.5          15.9        237.4
Selling, general & administrative
 expenses                               80.5           5.3         85.8
                                      -------        ------      ------
Operating income before deprecia-
  tion and amortization of goodwill
  and other intangibles                 56.6           7.9         64.5
Depreciation                             9.1            .8          9.9
Amortization of goodwill and other
 intangibles                             8.7           1.4         10.1
                                      -------        ------      -------

Operating income                        38.8           5.7         44.5

Interest expense                        41.0           2.5         43.5
Other (income) and expense                .6            .5          1.1
                                      -------        ------      -------
Income (loss) before income
 taxes, minority interest and
 extraordinary items                    (2.8)          2.7         (.1)
Provision (benefit) for income
 taxes                                    .7            .3         1.0
                                      -------        ------      -------
Income (loss) before minority
 interest and extraordinary
 items                                  (3.5)          2.4        (1.1)
Minority interest                          -            .6          .6
                                      -------        ------      -------
Income (loss) before extra-
  ordinary items                       ($3.5)         $1.8       ($1.7)
                                      =======        ======      =======

See notes to Unaudited Pro Forma Condensed Consolidated Statement of
  Operations.

                          JORDAN INDUSTRIES, INC.
                        UNAUDITED PRO FORMA CONDENSED
                     CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED MARCH 31, 1994
                              ($ in millions)

                                                Pro Forma
                                    Histor-      Adjust-       Pro
                                     ical         ments       Forma
                                    -------     ---------     -----

Net sales                           $80.9         $6.4        $87.3

Cost of sales (excluding
 depreciation)                       50.9          3.7         54.6

Selling, general and administra-
  tive expenses                      21.2          1.3         22.5
                                    ------        -----       ------
Operating income before
 depreciation and amortization
 of goodwill and other
 intangibles                          8.8          1.4         10.2

Depreciation                          2.3           .2          2.5

Amortization of goodwill and
 other intangibles                    2.0           .4          2.4
                                    ------         -----      ------
Operating income                      4.5           .8          5.3

Interest expense                     10.0           .1         10.1

Other (income) and expense              -           .1           .1
                                    ------         -----      ------
Income (loss) before income
 taxes and minority interest         (5.5)          .6         (4.9)

Provision (benefit) for income
 taxes                               (1.6)           -         (1.6)
                                    -------        -----      ------
Income (loss) before minority
 interest                            (3.9)          .6         (3.3)

Minority interest                     (.9)          .2          (.7)
                                    -------       ------      -------
Net income (loss)                   $(3.0)        $ .4        ($2.6)
                                    =======       ======      =======

See notes to Unaudited Pro Forma Condensed Consolidated Statement of
Operations.

                               JORDAN INDUSTRIES, INC.
                            NOTES TO PRO FORMA CONDENSED
                        CONSOLIDATED STATEMENTS OF OPERATIONS
                                   ($ in millions)


1. The pro forma condensed consolidated statements of operations include an adjustment for the amortization of the preliminary purchase price allocated to the fair value of net assets acquired as follows:

                                     For the            For the
                                    Year Ended        Three Months
                                   December 31,      Ended March 31,
                                      1993                1994
                                   ------------      ---------------

        Amortization-goodwill          .8                  .2
        Amortization-intangibles       .5                  .1

2. The pro forma condensed consolidated statements of operations also include the following adjustments:

                                     For the            For the
                                    Year Ended        Three Months
                                   December 31,      Ended March 31,
                                       1993               1994
                                   ------------      ---------------

      Incremental interest
      expense                          2.5                 .1

      Salary adjustments              (5.0)               (.2)

      Elimination of interest
      income                            .4                 .2

      Additional management fees
       to The Jordan Company            .2                  -



EXHIBITS


28(a) Valmark Industries, Inc., Financial Statements for the years ended December 31, 1993 and 1992.


28(b) Pamco Printed Tape and Label Co., Inc., Financial Statements for the six months ended December 31, 1993 and the years ended June 30, 1993 and 1992.





                             Financial Statements

                           Valmark Industries, Inc.

                    Years ended December 31, 1993 and 1992
                      with Report of Independent Auditors


                           Valmark Industries, Inc.

                             Financial Statements


                    Years ended December 31, 1993 and 1992


                                   Contents

Report of Independent Auditors..............................................1

Financial Statements

Balance Sheets..............................................................2
Statements of Operations and Retained Earnings..............................3
Statements of Cash Flows....................................................4
Notes to Financial Statements...............................................5

                        Report of Independent Auditors

The Board of Directors and Shareholders
Valmark Industries, Inc.

We have audited the accompanying balance sheets of Valmark Industries, Inc. as of December 31, 1993 and 1992 and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Valmark Industries, Inc. at December 31, 1993 and 1992, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                              ERNST & YOUNG



June 24, 1994

                           Valmark Industries, Inc.

                                Balance Sheets


                                                               December 31
                                                           1993          1992
                                                     --------------------------
Assets
Current assets:
  Cash and cash equivalents                           $   40,962  $    67,954
  Accounts receivable, net or
  allowance for doubtful accounts of
  $107,000 in 1993 and $68,000 in 1992                 1,798,455    2,188,767
  Inventories, at cost:
      Finished goods                                     467,034      273,102
      Work in process                                    103,318       13,355
      Raw materials                                      405,761      374,203
                                                     --------------------------
                                                         976,113      660,660

  Other current assets                                     9,904       23,176
                                                     --------------------------
Total current assets                                   2,825,434    2,940,557

Property and equipment, at cost:
  Furniture and fixtures                                 366,439      308,438
  Equipment and tooling                                2,560,076    2,434,025
  Leasehold improvements                                 175,620      169,914
                                                     --------------------------
                                                       3,102,135    2,912,377
Less accumulated depreciation and
  amortization                                        (1,743,403)  (1,537,547)
                                                     --------------------------
Net property and equipment                             1,358,732    1,374,830
Other assets                                              44,000       44,000
                                                     -------------------------
                                                    $  4,228,166  $ 4,359,387
                                                     =========================
Liabilities and shareholders' equity
Current liabilities:
  Borrowings under bank line of credit                $  653,205   $  818,843
  Accounts payable and accrued liabilities               415,457      709,838
  Accrued compensation and related expenses              283,354      358,707
  Capital lease obligations due
      within one year                                      8,850       10,058
  Current portion of note payable                        221,876      236,095
                                                      -------------------------
Total current liabilities                              1,582,742    2,133,541

Capital lease obligations due
  after one year                                           2,676       14,167
Notes payable                                            360,880      388,624

Shareholders' equity:
  Common stock, no par value;
      200,000 shares authorized, 117,501
      shares issued and outstanding                      141,421      141,421
  Retained earnings                                    2,140,447    1,681,634
                                                      -------------------------
Total shareholders' equity                             2,281,868    1,823,055
                                                      -------------------------
                                                     $ 4,228,166  $ 4,359,387
                                                      =========================
See accompanying notes.

                           Valmark Industries, Inc.

                Statements of Operations and Retained Earnings


                                                     Year ended December 31
                                                       1993          1992
                                                  ----------------------------
Product sales, net                                 $15,979,306    $13,890,880
Cost of sales                                      (10,340,973)    (8,446,967)
                                                   ---------------------------
Gross margin                                         5,638,333      5,443,913

Operating expenses:
  Sales and marketing                                2,608,484      2,348,498
  General and administrative                         2,485,973      2,276,431
                                                   ----------------------------
Total operating expenses                             5,094,457      4,624,929
                                                   ----------------------------
Income from operations                                 543,876        818,984

Interest expense                                        95,318         92,779
Other (income) expense                                 (10,255)        27,673
                                                    --------------------------
Net income                                             458,813        698,532
Retained earnings, beginning
  of period                                          1,681,634        983,102
                                                    --------------------------
Retained earnings, end of period                   $ 2,140,447    $ 1,681,634

                                                    ===========================
See accompanying notes.


                           Valmark Industries, Inc.

                           Statements of Cash Flows


                                                        Year ended December 31
                                                          1993          1992
                                                       ------------------------
Operating activities
Net income                                            $  458,813   $  698,532
Adjustments to reconcile net income
  to net cash provided by operating
  activities:
      Depreciation                                       520,426      442,157
      Provision for bad debts                             39,000       24,000
      Chance in operating assets and
        liabilities:
            Accounts receivable                          351,312     (783,421)
            Inventories                                 (315,453)    (148,358)
            Other current assets                          13,272      (11,501)
            Accounts payable and accrued
              liabilities                               (294,381)     325,129
            Accrued compensation and
              related expenses                           (75,353)     116,845
                                                      -------------------------
Net cash provided by operating activities                697,636      663,383

Investing activities
Purchase of property and equipment                      (504,328)    (885,104)

Financing activities
Net repayments under line of credit
  agreement                                             (165,638)     (92,000)
Principal payments on capital lease
  obligations                                            (12,699)      (8,006)
Proceeds from notes payable                              159,537      517,503
Payments on note payable                                (201,500)    (164,323)
                                                       ------------------------
Net cash (used in) provided by
  financing activities                                  (220,300)     253,174
                                                       ------------------------
Net (decrease) increase in cash and
  cash equivalents                                       (26,992)      31,453
Cash and cash equivalents at
  beginning of period                                     67,954       36,501
                                                       ------------------------
Cash and cash equivalents at end
  of period                                            $  40,962    $  67,954
                                                       ========================
Supplemental disclosure of cash flow
  information:
  Cash paid during the year for:
      Interest                                         $  98,518    $  91,379
                                                       ========================

See accompanying notes.

                           Valmark Industries, Inc.

                         Notes to Financial Statements

                               December 31, 1993

1.    The Company and its Significant Accounting Policies

Valmark Industries, Inc. (the "Company") was incorporated in California in April 1980. The Company manufactures and markets labels, panel overlays, membrane switches and shielding devices and markets these products primarily to electronics manufacturers in the United States. The Company performs periodic credit evaluations of its customers, maintains an allowance for doubtful accounts for potential credit losses and generally does not require collateral. One customer accounted for 21% and 24% of net sales for the years ended December 31, 1993 and 1992, and 13% and 10% of accounts receivable at December 31, 1993 and 1992, respectively.

On January 4, 1994, Jordan Industries, Inc., through a newly-formed wholly owned subsidiary, J2, Inc. purchased substantially all of the assets of the Company, and assumed certain liabilities of the Company for a purchase price of $18.0 million.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid short-term cash investments with original maturities of three months or less.

Inventories

Raw material inventory is valued at the lower of cost, determined on the first-in, first-out basis, or market. Finished goods inventory is valued at the lower of cost, determined under the retail method, or market.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the respective assets, generally three to ten years, on a straight-line basis. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or the life of the respective asset.

Income Taxes

The Company has elected to be treated as an S Corporation for federal income tax purposes. As a result of this election, income tax attributes of the Company are passed through to the shareholders.


                             Valmark Industries, Inc.

                          Notes to Financial Statements
                                   (continued)

1.    The Company and its Significant Accounting Policies (continued)

Income Taxes (continued)

In February 1992, the Financial Accounting Standards Board issued Statement ("SFAS") No. 109, "Accounting for Income Taxes" (Standard). The Company adopted the provisions of the Standard effective January 1, 1993. Under SFAS No. 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Because the Company has elected S Corporation status, the adoption of SFAS No. 109 had no impact on the Company's financial position or results of operations.

2.    Bank Borrowings

Long-term debt at December 31, 1993 consists of two notes payable to a bank with principal and interest due in monthly installments. Interest is payable at the bank's reference rate plus 1% (effective rate of 7% at December 31, 1993). Notes payable at December 31, 1993 mature as follows:

1994                                                                  $221,876
1995                                                                   221,876
1996                                                                   115,738
1997                                                                    23,266
                                                                    -----------
                                                                      $582,756
                                                                    ===========

The Company also has a revolving loan agreement with a bank that allows for borrowings of 80% of eligible accounts receivable (as defined) up to $1,500,000. Outstanding borrowings at December 31, 1993 and 1992 totalled $653,205 and $818,843, respectively. All borrowings under the revolving loan agreement, including any interest thereon, become due and payable June 15, 1995. Advances under this agreement accrue interest at the bank's reference rate plus 1% (effective rate of 7% at December 31, 1993) and are secured by the accounts receivable of the Company. Additionally, the Company has an available $247,110 line of credit for equipment purchases through June 15, 1994. Under the terms of this equipment line, the Company must convert any outstanding balances to 48-month term loans at June 15, 1994 and 1995. All advances under the equipment line are secured by the equipment purchased and bear interest at the bank's reference rate plus 1%.

                           Valmark Industries, Inc.

                        Notes to Financial Statements
                                 (continued)

2.    Bank Borrowings (continued)

All bank borrowings are secured by substantially all of the Company's assets and are guaranteed by the shareholders.

3.    Commitments and Contingencies

The Company leases its office, manufacturing facility and certain equipment under operating leases that require the Company to pay operating costs, including property taxes, insurance and maintenance. Rent expense for operating leases was $431,800 and $304,837 for the years ended December 31, 1993 and 1992, respectively.

The Company also has leased certain furniture and equipment under capital lease agreements. Future minimum rental payments under noncancellable operating leases of real property with initial terms in excess of one year and capital leases are due as follows:

                                                          Operating   Capital
                                                            Leases     Leases
                                                         ---------------------

1994                                                     $ 405,032    $10,058
1995                                                       409,500      4,519
1996                                                       432,000          -
1997                                                       432,000          -
1998 and thereafter                                      1,980,000          -
                                                         ---------------------
                                                        $3,658,532     14,577
                                                         ==========
Less amount representing interest                                      (3,051)
                                                                       --------
                                                                       11,526
Amounts due within one year                                            (8,850)
                                                                       --------
                                                                      $ 2,676
                                                                       ========

                                Valmark Industries, Inc.

                             Notes to Financial Statements
                                       (continued)

4.    Employee Benefit Plan

The Company has a defined contribution savings plan that qualifies under the provisions of Section 401(k) of the Internal Revenue Code. Employees are eligible to participate upon completion of one full year of service and reaching 21 years of age. The Company contributes to the plan based on a percentage of the participating employee's earnings as determined by the Board of Directors, but not in excess of such amounts as may be deductible under the provisions of the Internal Revenue Code. Company contributions of $65,000 and $22,000 were charged to operations for the years ended December 31, 1993 and 1992, respectively.


                          Financial Statements

                          Pamco Printed Tape & Label Co., Inc.

                          Six months ended December 31, 1993 and
                          years ended June 30, 1993 and 1992
                          with Report of Independent Auditors


                      Pamco Printed Tape & Label Co., Inc.

                             Financial Statements

                      Six months ended December 31, 1993 and
                        years ended June 30, 1993 and 1992




                                   Contents

Report of Independent Auditors........................................1

Financial Statements

Balance Sheets........................................................2
Statements of Income and Retained Earnings............................4
Statements of Cash Flows..............................................5
Notes to Financial Statements.........................................7







                      Report of Independent Auditors

The Board of Directors
Pamco Printed Tape & Label Co., Inc.

We have audited the accompanying balance sheets of Pamco Printed Tape & Label Co., Inc. as of December 31, 1993 and June 30, 1993 and 1992, and the related statements of income and retained earnings and cash flows for the six months ended December 31, 1993 and the years ended June 30, 1993 and 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pamco Printed Tape & Label Co., Inc. at December 31, 1993 and June 30, 1993 and 1992, and the results of its operations and its cash flows for the six months ended December 31, 1993 and the years ended June 30, 1993 and 1992, in conformity with generally accepted accounting principles.

                                             ERNST & YOUNG



March 11, 1994


                      Pamco Printed Tape & Label Co., Inc.

                               Balance Sheets




                                     December 31              June 30
                                                        ---------------------
                                         1993           1993          1992
                                    -----------------------------------------
Assets
Current assets

 Cash and cash equivalents          $   124,616   $     142,880  $     10,992
 Investments                          3,146,757       5,032,155     3,763,257
 Accounts receivable, less allowance
   of $30,000 at December 31, 1993,
   $20,000 at June 30, 1993, and
   $15,000 at June 30, 1992           1,427,455       1,858,314     1,204,528
 Inventories                            690,788         622,929       671,706
 Prepaid expenses                        34,558          28,122         4,527
 Note receivable                              -               -       175,333
 Deferred income taxes                        -               -        75,000
 Recoverable income taxes                37,289               -             -
                                     ------------------------------------------
Total current assets                  5,461,463       7,684,400     5,905,343

Property and equipment, net           2,785,190       2,914,944     2,678,075

Note receivable from affiliate                -               -       175,000
Other assets                            107,969          83,594       129,844
                                     ------------------------------------------



Total assets                         $8,354,622     $10,682,938   $ 8,888,262
                                     ==========================================


                                   December 31              June 30
                                                     --------------------------
                                      1993              1993          1992
                                    -------------------------------------------
Liabilities and stockholders'
  equity
Current liabilities
 Accounts payable                   $   385,989   $    273,169   $   202,247
 Accrued expenses                       169,638        205,769       157,027
 Accrued profit sharing
   contribution                          90,800        107,699       109,151
 Income taxes payable                         -      2,019,043       165,284
 Current maturities of notes
   payable                              106,614        706,246         6,304
                                     ------------------------------------------
Total current liabilities               753,041     3, 311,926       640,013


Notes payable, less current
 maturities                             733,839        737,776       829,623
Deferred income taxes                         -              -     1,558,000
                                      -----------------------------------------
                                        733,839        737,776     2,387,623


Stockholders' equity
 Preferred stock, no par value
   Authorized shares - 1,000 issued
   and outstanding shares - 1,000            -              -         49,400
 Common stock, no par value
   Authorized shares - 1,000 issued
   and outstanding shares - 756.173     250,000        250,000             -
 Common stock - Class A, no par value
   Authorized shares - 1,000 issued
   and outstanding shares - 500              -              -        200,600
 Common stock - Class B, no par value
   Authorized shares - 1,000 issued
   and outstanding shares - none             -              -              -
 Retained earnings                    6,617,742      6,383,236     5,610,626
                                     ------------------------------------------
Total stockholders' equity            6,867,742      6,633,236     5,860,626
                                     ------------------------------------------
Total liabilities and stockholders'
  equity                             $8,354,622    $10,682,938    $8,888,262
                                     ==========================================

See accompanying notes.


                           Pamco Printed Tape & Label Co., Inc.

                        Statements of Income and Retained Earnings


                                    Six months
                                      ended
                                    December 31   Year ended June 30
                                                  ----------------------
                                       1993         1993        1992
                                    ------------------------------------

Net sales                           $6,575,541  $12,529,077   $9,325,052
Cost of sales                        3,139,169    5,870,546    4,397,019
                                    ------------------------------------
Gross profit                         3,436,372    6,658,531    4,928,033
Selling, general, and
administrative expenses              2,898,720    4,480,101    3,427,137
                                    ------------------------------------
                                       537,652    2,178,430    1,500,896

Other income (expense):
 Investment income                     107,171      267,076      273,557
 Interest expense                      (36,649)     (76,603)     (55,177)
 Miscellaneous income                        -        1,466        7,373
 Write-off of note receivable
  from affiliate                             -     (225,000)           -
                                    -------------------------------------
Income before income taxes             608,174    2,145,369    1,726,649
Provision for income taxes             123,668      857,759      637,310
                                    -------------------------------------
Net income                             484,506    1,287,610    1,089,339
Retained earnings - beginning of
  period                             6,383,236    5,610,626    5,036,287
Dividends paid                        (250,000)    (515,000)    (515,000)
                                    -------------------------------------
Retained earnings - end of period   $6,617,742   $ 6,383,236  $5,610,626
                                    =====================================

See accompanying notes.


                          Pamco Printed Tape & Label Co., Inc.

                              Statements of Cash Flows


                                    Six months
                                      ended
                                    December 31     Year ended June 30
                                                 ------------------------
                                       1993        1993           1992
                                    -------------------------------------

Cash flows from operating activities
Net income                          $   484,506   $1,287,610   $1,089,339
Adjustments to reconcile net
 income to net cash (used for)
 provided by operating activities:
   Depreciation and amortization        166,288      329,437      260,012
   Provision for bad debts               25,304       16,963        4,680
   Write-off of note receivable
     from affiliate                           -      225,000            -
   Deferred income taxes                      -   (1,483,000)     317,000
   Changes in operating assets and
    liabilities:
      Accounts receivable               405,555     (670,749)    (237,325)
      Inventories                       (67,859)      48,777     (175,243)
      Prepaid expenses                   (6,436)     (23,595)      51,529
      Other assets                      (25,000)    (100,000)           -
      Accounts payable                  112,820       70,922       52,221
      Accrued expenses                  (36,131)      48,742       43,718
      Accrued profit sharing
        contribution                    (16,899)      (1,452)      (9,892)
      Income taxes                   (2,056,332)   1,853,759      165,284
                                    ---------------------------------------
Net cash (used for) provided by
 operating activities                (1,014,184)   1,602,414    1,561,323


Cash flows from investing activities
Decrease (increase) in
  investments - net                   1,885,398   (1,268,898)    (599,695)
Purchases of property and equipment     (35,909)    (514,056)  (1,098,657)
Deposit on equipment                          -            -      (51,000)
Payment of note receivable                    -      175,333     175, 333
Advances to affiliates                        -            -     (125,000)
                                      --------------------------------------
Net cash provided by (used for)
  investing activities                 1,849,489  (1,607,621)  (1,699,019)


                                Pamco Printed Tape & Label Co., Inc.

                                       Six months
                                         ended
                                       December 31     Year ended June 30
                                                    ---------------------------
                                          1993        1993            1992
                                     ------------------------------------------
Cash flows from financing activities
Proceeds from note payable           $         -    $   700,000    $        -
Payments of notes payable               (603,569)       (91,905)            -
Proceeds from stock subscriptions              -         44,000        48,000
Dividends paid on common stock          (250,000)      (515,000)     (515,000)
                                     ------------------------------------------
Net cash (used for) provided by
  financing activities                  (853,569)       137,095      (467,000)
                                     ------------------------------------------
(Decrease) increase in cash and
  cash equivalents                       (18,264)       131,888      (604,696)
Cash and cash equivalents at
  beginning of period                    142,880         10,992       615,688
                                      -----------------------------------------
Cash and cash equivalents at
  end of period                      $   124,616      $ 142,880    $   10,992
                                     =========================================


Supplemental disclosures of
  cash flow information
Cash paid during the period for:
  Interest                             $   37,000     $   70,000   $   55,000
                                     =========================================
  Income taxes                         $2,180,000     $  487,000   $  104,000
                                     =========================================
Supplemental schedule of noncash
  investing and financing activities
Year ended June 30, 1992
  The Company assumed an $839,799
  mortgage note as partial payment for
  the purchase of land and a building.



See accompanying notes.


                            Pamco Printed Tape & Label Co., Inc.

                               Notes to Financial Statements

                                    December 31, 1993


1.  Summary of Significant Accounting Policies

Nature of Business

The Company is engaged in the business of manufacturing, distributing, and selling printed tape and label products and other similar products, primarily in the greater Chicago, Illinois area.

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Investments

Investments are stated at cost which approximates market value. Investments consist of certificates of deposit, stocks, and municipal instruments.

Inventories

Inventory has been valued at the lower of cost or market under the first in, first out (FIFO) method.

Property and Equipment

Property and equipment are stated at cost. An accelerated depreciation method, which approximates double declining balance, was used for calculating depreciation.

Fiscal Year-End

Effective July 1, 1993, the Company's fiscal year-end was changed to December 31 from June 30.


                          Pamco Printed Tape & Label Co., Inc.

2.  Related Party Transactions

A note receivable from Queen Valley Associates Limited Partnership, an affiliated partnership, was payable on March 31, 1994, and bore interest at 7% on the outstanding balance due. Interest was payable annually on March 31. During the year ended June 30, 1993, the $225,000 balance of this note and related interest receivable was forgiven.

During the year ended June 30, 1993, a new note receivable was executed with an individual of an affiliated partnership. The note bears interest at 6% and is payable beginning October 15, 1993, and monthly thereafter. The $75,000 principal amount of the note at December 31, 1993 is due on January 1, 1995. The note is unsecured.

3.  Inventories

Inventories consist of the following:

                                    December 31          June 30
                                                 ----------------------------
                                      1993        1993         1992
                                    -----------------------------------------

Raw materials                       $276,403    $288,408    $256,276
Work in process                      111,594      73,968     282,932
Finished goods                       302,791     260,553     132,498
                                    -----------------------------------------
                                    $690,788    $622,929    $671,706
                                    =========================================

4.  Property and Equipment

Property and equipment consist of the following:

                                    December 31       June 30
                                                  ---------------------------
                                        1993        1993        1992
                                    -----------------------------------------

Land                                $   660,000  $   660,000  $   660,000
Building                                990,000      990,000      990,000
Machinery and equipment               1,446,183    1,429,849    1,149,930
Machinery and equipment -
  platemaking                           158,729      158,729            -
Furniture and fixtures                  327,950      327,950      327,950
Automobiles                             280,676      283,084      212,323
Building improvements                   461,042      461,042      422,842
Office equipment                         41,434       41,434       37,439
                                     ----------------------------------------
                                      4,366,014    4,352,088    3,800,484
Less:  Accumulated depreciation      (1,580,824)  (1,437,144) ( 1,122,409)
                                     ----------------------------------------
Net property and equipment           $2,785,190   $2,914,944   $2,678,075
                                     ========================================


                               Pamco Printed Tape & Label Co., Inc.

5.  Notes Payable

Notes payable consist of the following:

                                    December 31           June 30
                                                 -----------------------------
                                       1993         1993            1992
                                    ------------------------------------------

9.875% mortgage payable in
  monthly installments of $6,620,
  including interest, through
  November 1999, secured by land
  and building                       $740,453    $  744,022       $835,927
6% unsecured note payable to bank                   700,000              -
6% unsecured note payable to bank,
  principal due March 1994,
  interest due monthly                100,000            -               -
                                    ------------------------------------------
Total notes payable                   840,453     1,444,022        835,927
Less:  Current maturities            (106,614)     (706,246)        (6,304)
                                    ------------------------------------------
                                     $733,839    $  737,776       $829,623
                                    ==========================================

The interest rate on the mortgage note is adjustable monthly beginning on November 1, 1994, to a rate equal to Moody's A Corporate Bond Index Daily Rate plus one quarter of 1% (.25%).

Aggregate maturities of notes payable at December 31, 1993 are as follows:



Year ending December 31

1994                                                        $106,614
1995                                                           7,298
1996                                                           8,052
1997                                                           8,884
1998                                                           9,802
1999                                                         699,803
                                                         -------------
                                                            $840,453
                                                         =============
6.  Profit-Sharing Plan

Substantially all of the employees of the Company are covered by a qualified profit-sharing plan. The plan provides for contributions in such amounts as the Company may annually determine. The contributions for the six months ended December 31, 1993, and years ended June 30, 1993 and 1992 were $90,800, $133,699, and $120,518, respectively.


                           Pamco Printed Tape & Label Co., Inc.

7.  Income Taxes

The provisions for income taxes consist of the following:

                                Six months
                                   ended
                                December 31   Year ended June 30
                                              -------------------
                                   1993         1993         1992
                                ---------------------------------

Currently payable:
  Federal                      $115, 051    $1,896,385   $251,521
  State                            8,617       444,374     68,789
                               ----------------------------------
                               123,668      2,340,759    320,310
Deferred                           -       (1,483,000)   317,000
                               ----------------------------------
                              $123,668    $   857,759  $ 637,310
                              ===================================

Effective July 1, 1993, the stockholders of the Company elected under Subchapter S of the Internal Revenue Code to include the Company's income in their own income for federal tax purposes. Accordingly, except for federal income taxes related to built-in gains tax of $115,051, the Company is not subject to federal income taxes. Therefore, the deferred tax asset of $85,000 at June 30, 1993 was reversed into income tax expense for the year ended June 30, 1993.

For the year ended June 30, 1993 and 1992, differences between income for financial reporting and income tax purposes, which give rise to deferred tax accounts, relate principally to an investment in a Limited Partnership, uniform capitalization rules for inventory, allowance for doubtful accounts, and depreciation.

8.  Capital Stock

During the year ended June 30, 1993, the Board of Directors of the Company reorganized the capital structure of the Company to eliminate the preferred stock, eliminate its two classes of old common stock and authorize the Company to issue 1,000 new shares of no par value common stock. The Company entered into a plan of reorganization whereby the old preferred stock was exchanged for the new common stock, and each share of old Class A common stock which was issued and outstanding prior to the effective date of the reorganization was converted into one share of new common stock.

                                    SIGNATURE
                                    ---------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          Jordan Industries, Inc.




August 2, 1994                      by     Thomas C. Spielberger
                                          Vice President, Controller
